Exhibit 4.2
RSC EQUIPMENT RENTAL, INC.
RSC HOLDINGS III, LLC
REGISTRATION RIGHTS AGREEMENT
January 19, 2011
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wells Fargo Securities, LLC
Barclays Capital Inc.
J.P. Morgan Securities LLC
Goldman, Sachs & Co.
SunTrust Robinson Humphrey, Inc.
c/o Deutsche Bank Securities Inc.
      60 Wall Street
      New York, New York 10005
Ladies and Gentlemen:
          RSC Equipment Rental, Inc., an Arizona corporation, and RSC Holdings III, LLC, a Delaware limited liability company, (together, the “Issuers”), propose to issue and sell to Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC, Goldman, Sachs & Co. and SunTrust Robinson Humphrey, Inc. (collectively, the “Purchasers”), upon the terms set forth in the purchase agreement dated as of January 13, 2011 (the “Purchase Agreement”), $650,000,000 aggregate principal amount of their 8 1/4% Senior Notes Due 2021 (the “Notes”). The Notes will be issued pursuant to the provisions of an Indenture, dated as of January 19, 2011 (as supplemented from time to time, the “Indenture”), between the Issuers and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). Terms used but not defined in this agreement shall have the meanings assigned to them in the Purchase Agreement.
          As an inducement to the Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, the Issuers agree with the Purchasers, for the benefit of the registered holders of the Notes (including, without limitation, the Purchasers), the Exchange Notes (as defined below) and the Private Exchange Notes (as defined below) (collectively, the “Holders”), as follows:
          SECTION 1. Registration Exchange Offer. To the extent not prohibited by any applicable law or interpretation of the staff of the Securities and Exchange Commission (the “Commission”), the Issuers shall use their commercially reasonable efforts to file with the Commission, a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an offer (the “Registration Exchange Offer”) to the Holders of Transfer Restricted Notes (as defined in Section 6 hereof) who are not prohibited by any law or policy of the Commission from participating in the Registration Exchange Offer to issue and deliver to such Holders, in exchange for the Notes, a like aggregate principal amount of debt securities (the “Exchange Notes”) of the Issuers issued under the Indenture and identical in all material respects to the Notes (except for the transfer restrictions relating to the Notes) that would be registered under the Securities Act. The Issuers shall use their commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act within 330 days after the date of original issue of the Notes and shall keep the Exchange Offer Registration Statement open for not less than 20 Business Days (“Business Day” shall mean, any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed) (or longer, if required by applicable law) after the date notice of the Registration Exchange Offer is mailed to the Holders (such period being called the “Exchange Offer Registration Period”).
          If the Issuers effect the Registration Exchange Offer, the Issuers will be entitled to close the Registration Exchange Offer 30 days after the commencement thereof, provided that the Issuers have accepted all the Notes theretofore validly tendered in accordance with the terms of the Registration Exchange Offer.
          Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Issuers shall promptly commence the Registration Exchange Offer, it being the objective of such Registration Exchange Offer to enable each Holder of Transfer Restricted Notes electing to exchange such Transfer Restricted Notes for Exchange Notes (assuming that such Holder is not an affiliate of the Issuers within the meaning of the Securities Act, acquires the Exchange Notes in the ordinary course of such Holder’s business and has no arrangements with any person to participate in the distribution of the Exchange Notes and is not prohibited by any law or policy of the Commission from participating in the Registration Exchange Offer) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States. In connection with such Registration Exchange Offer, the Issuers shall use their commercially reasonable efforts to consummate the Registration Exchange Offer and shall comply in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other applicable laws and regulations in connection with the Registration Exchange Offer.
          The Issuers acknowledge that, pursuant to current interpretations by the Commission’s staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom (i) each Holder which is a broker-dealer electing to exchange Notes acquired for its own account as a result of market-making activities or other trading activities for Exchange Notes (an “Exchanging Dealer”) is required to deliver a prospectus containing the information set forth in Annex A hereto on the cover, in Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section, and in Annex C hereto in the “Plan of Distribution” section of such prospectus in connection with a sale of any such Exchange Notes received by such Exchanging Dealer pursuant to the Registration Exchange Offer and (ii) if the Purchasers are permitted to and elect to sell Exchange Notes acquired in exchange for Notes constituting any portion of an unsold allotment, they are required to deliver a prospectus containing the information required by Item 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale.

          The Issuers shall include within the prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution,” reasonably acceptable to the Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Registration Exchange Offer (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Purchasers based upon advice of counsel (which may be in-house counsel), represent the prevailing views of the staff of the Commission.
          The Issuers shall use their commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by the Purchasers and all Exchanging Dealers subject to the prospectus delivery requirements of the Securities Act and shall make such prospectus available to the Purchasers and such Exchanging Dealers for such period of time after the consummation of the Registration Exchange Offer as needed for such persons to comply with such requirements in order to resell the Exchange Notes; provided, however, that such period shall expire upon the earlier of the 90th day after the Registration Exchange Offer has been completed and such time as such Exchanging Dealers no longer own any Transfer Restricted Notes.
          The Issuers shall make available for a period of 90 days after the consummation of the Registration Exchange Offer, a copy of the prospectus, and any amendment or supplement thereto, forming part of the Exchange Offer Registration Statement to any broker-dealer for use in connection with any resale of any Exchange Notes.
          If, upon consummation of the Registration Exchange Offer, any Purchaser holds Notes acquired by it as part of its initial distribution, the Issuers, simultaneously with the delivery of the Exchange Notes pursuant to the Registration Exchange Offer, shall issue and deliver to such Purchaser upon the written request of such Purchaser, in exchange (the “Private Exchange”) for the Notes held by such Purchaser, a like principal amount of debt securities of the Issuers issued under the Indenture identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the United States) to the Notes (the “Private Exchange Notes”). The Notes, the Exchange Notes and the Private Exchange Notes are herein collectively called the “Securities.”
          In connection with the Registration Exchange Offer, the Issuers shall:
     (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;
     (b) keep the Registration Exchange Offer open for not less than 20 Business Days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

     (c) utilize the services of a depositary for the Registration Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;
     (d) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Registration Exchange Offer shall remain open; and
     (e) otherwise comply in all material respects with all applicable laws.
          As soon as practicable after the close of the Registration Exchange Offer or the Private Exchange, as the case may be, the Issuers shall:
     (i) accept for exchange all the Notes validly tendered and not validly withdrawn pursuant to the Registration Exchange Offer and the Private Exchange;
     (ii) deliver, or cause to be delivered, to the Trustee for cancellation all the Notes so accepted for exchange; and
     (iii) issue, and cause the Trustee to authenticate and deliver promptly to each Holder, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange.
          The Indenture provides that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture and that all the Securities will vote and consent together on all matters as one class and that none of the Securities will have the right to vote or consent as a class separate from one another on any matter.
          Interest on each Exchange Note and Private Exchange Note issued pursuant to the Registration Exchange Offer and in the Private Exchange will accrue (i) from the later of (a) the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or (b) if the Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (ii) if no interest has been paid on the Notes, from January 19, 2011.
          Each Holder participating in the Registration Exchange Offer shall be required to represent to the Issuers that at the time of the consummation of the Registration Exchange Offer (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of its business, (ii) such Holder has no arrangements or understanding with any person to participate in the distribution of the Notes or the Exchange Notes within the meaning of the Securities Act, (iii) such Holder is not an “affiliate,” as defined in Rule 405 of the Securities Act, of the Issuers, or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes, (v) if such Holder is a broker-dealer, that it will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes and (vi) such Holder is not acting on behalf of any person who could not truthfully make the foregoing representations.
          Notwithstanding any other provisions hereof, the Issuers will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, as of its date does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          SECTION 2. Shelf Registration. If (i) the Issuers determine that a Registration Exchange Offer, as contemplated by Section 1 hereof, is not available or may not be consummated as soon as practicable after the last date the Registration Exchange Offer is open because it would violate applicable law or the applicable interpretations of the staff of the Commission, (ii) the Registration Exchange Offer is not consummated within 360 days of the date of original issue of the Notes, (iii) the Purchasers so request with respect to the Notes (or the Private Exchange Notes) not eligible to be exchanged for Exchange Notes in the Registration Exchange Offer and held by them following consummation of the Registration Exchange Offer or (iv) any Holder (other than a Purchaser) shall be, and shall notify the Issuers that such Holder is, prohibited by law or Commission policy from participating in the Registration Exchange Offer or such Holder may not resell the Exchange Notes acquired in the Registration Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not available for such resales by such Holder (other than in either case (x) due solely to the status of such Holder as an affiliate of the Issuers within the meaning of the Securities Act or (y) due to such Holder’s inability to make the representations set forth in the second to last paragraph of Section 1 hereof) and any such Holder so requests, the Issuers shall, in lieu of (or, in the case of clauses (iii) and (iv), in addition to) conducting the Registration Exchange Offer contemplated by Section 1, take the following actions:
     (a) The Issuers shall use commercially reasonable efforts to prepare and file, as promptly as practicable, with the Commission and thereafter to cause to be declared effective no later than 240 days after the date on which the obligation to file under this Section 2 (for the avoidance of doubt, such date shall be the date on which a Holder or the Purchasers, as the case may be, request the Issuers file a shelf registration statement in accordance with the preceding paragraph) a registration statement (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, a “Registration Statement”) on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Notes by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the “Shelf Registration”); provided, however, that no Holder (other than the Purchasers) shall be entitled to have any Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this agreement applicable to such Holder.
     (b) The Issuers shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, until the one year anniversary of the effectiveness of the Shelf Registration Statement (or for such longer period if extended pursuant to Section 3(j) below) or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement have been sold pursuant thereto.
     (c) Notwithstanding any other provisions of this agreement to the contrary, the Issuers shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Notwithstanding anything to the contrary in this agreement, at any time, the Issuers may delay the filing of any Shelf Registration Statement or delay or suspend the effectiveness thereof, for a reasonable period of time, but not in excess of 60 consecutive days or more than three (3) times during any calendar year (each, a “Shelf Suspension Period”), if the Board of Directors/Member of the Issuers determines reasonably and in good faith that (x) the filing of any such Shelf Registration Statement or the continuing effectiveness thereof would require the disclosure of non-public material information that, in the reasonable judgment of the Board of Directors/Member of the Issuers, would be detrimental to the Issuers if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction or (y) such action is required by applicable law.
          SECTION 3. Registration Procedures. In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registration Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:
     (a) The Issuers shall (i) furnish to the Purchasers, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall not file any such Registration Statement or amendment thereto or any prospectus or any supplement thereto (including such documents which, upon filing, would be incorporated or deemed to be incorporated by reference therein and amendments to such documents other than documents required to be filed pursuant to the Exchange Act) to which the Purchasers shall reasonably object, except for any Registration Statement or amendment thereto or prospectus or supplement thereto (a copy of which has been previously furnished to the Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel)) which counsel to the Issuers has advised the Issuers in writing is required to be filed in order to comply with applicable law; (ii) include information substantially to the effect set forth (A) in Annex A hereto on the cover of a prospectus forming part of the Exchange Offer Registration Statement, (B) in Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section, (C) in Annex C hereto in the “Plan of Distribution” section of the prospectus forming a part of the Exchange Offer Registration Statement and (D) in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registration Exchange Offer; (iii) to the extent required by law or interpretation of the staff of the Commission, if requested by the Purchasers, include the information required by Item 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; and (iv) to the extent required by law or interpretation of the staff of the Commission, in the case of a Shelf Registration Statement, include the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement as selling securityholders.
     (b) The Issuers shall promptly notify the Purchasers, the Holders and any Participating Broker-Dealer from whom the Issuers have received prior written notice stating that it will be a Participating Broker-Dealer in the Registration Exchange Offer (which notice pursuant to clauses (ii) through (v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made), and, if requested by the Purchasers, the Holders or any such Participating Broker-Dealer shall confirm to the Issuers such notice in writing:
     (i) when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;
     (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;
     (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;
     (iv) of the receipt by the Issuers or their legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
     (v) of the happening of any event that requires the Issuers to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

     (vi) of any determination by the Issuers that a post-effective amendment to a Registration Statement would be appropriate.
     (c) The Issuers shall make all commercially reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement and shall provide prompt written notice to the Purchasers and each Holder of the withdrawal of any such order.
     (d) The Issuers shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference or exhibits thereto, unless a Holder so requests in writing).
     (e) The Issuers shall deliver to the Purchasers, and to any other Holder that so requests, without charge, at least one conformed copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference or exhibits thereto, unless the Purchasers or any such Holder so requests in writing).
     (f) The Issuers shall deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Issuers consent, subject to the provisions of this agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by, and as contemplated by, the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.
     (g) The Issuers shall deliver to the Purchasers, any Participating Broker-Dealer or any Exchanging Dealer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such person may reasonably request, during the period not exceeding 90 days following the consummation of the Registration Exchange Offer. The Issuers consent, subject to the provisions of this agreement, to the use of the prospectus or any amendment or supplement thereto by the Purchasers, if necessary, any Participating Broker-Dealer or Exchanging Dealer and such other persons required to deliver a prospectus following the Registration Exchange Offer in connection with the offering and sale of the Exchange Notes covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement; provided, however, that such persons shall not be authorized by the Issuers to deliver and shall not deliver any such prospectus after the expiration of the period referred to in the immediately preceding sentence, in connection with the resales contemplated by this paragraph.
     (h) Prior to any public offering of the Securities pursuant to any Registration Statement, the Issuers shall use their commercially reasonable efforts to register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable such Holder to offer and sell in such jurisdictions the Securities covered by such Registration Statement owned by such Holder; provided, however, that the Issuers shall not be required to (i) qualify as a foreign corporation in any jurisdiction wherein they would not otherwise be required to qualify but for the requirements of this Section 3(h), (ii) consent to general service of process in any such jurisdiction, (iii) make any changes to their certificate of incorporation, by-laws or other organizational documents, or any agreement between them and any of their shareholders or (iv) take any action which would subject them to general service of process or to taxation in any jurisdiction where they are not then so subject.
     (i) The Issuers shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such denominations (consistent with the provisions of the Indenture) and registered in such names as the Holders may request at least two (2) Business Days prior to closing of any sale of the Securities pursuant to such Shelf Registration Statement.
     (j) If any event contemplated by paragraphs (ii) through (vi) of Section 3(b) above occurs during the period for which the Issuers are required to maintain an effective Registration Statement, the Issuers shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Notes or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Issuers notify the Purchasers, the Holders of the Securities and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (vi) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Purchasers, the Holders of the Securities and any such Participating Broker-Dealers shall suspend use of such prospectus until the Issuers have amended or supplemented the prospectus to correct such misstatement or omission, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Purchasers, the Holders of the Securities and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j); provided, however, that the minimum time period before the Issuers shall be entitled to close the Registration Exchange Offer shall be extended only to the extent required by the Commission. The Purchasers, each Holder and any Participating Broker-Dealers agree that upon receipt of any such notice from the Issuers they will not distribute copies of the prospectus that are the subject of such notice and will retain such copies in their files.

     (k) Not later than the effective date of the applicable Registration Statement, the Issuers will obtain a CUSIP number for the Exchange Notes or the Private Exchange Notes, as the case may be, and provide the Trustee with printed certificates for the Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company.
     (l) The Issuers will comply in all material respects with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registration Exchange Offer or the Shelf Registration and will make generally available to their securityholders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Issuers’ first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.
     (m) The Issuers may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Issuers such information regarding the Holder and the distribution of the Securities as the Issuers may from time to time reasonably request for inclusion in the Shelf Registration Statement, and the Issuers may exclude from such registration the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.
     (n) In the case of any Shelf Registration, the Issuers shall enter into such customary agreements (including if requested an underwriting agreement in customary form) and take all such other action, if any, as the Holders of a majority of the Securities being sold shall reasonably request in order to facilitate the disposition of the Securities pursuant to such Shelf Registration.
     (o) In the case of any Shelf Registration, the Issuers shall make available for inspection by a representative of the Holders of a majority of the principal amount of Securities being sold, its counsel and an accountant retained by such Holders, in a manner designed to permit underwriters to satisfy their due diligence investigation under the Securities Act, all financial and other records, pertinent corporate documents and properties of the Issuers customarily inspected by underwriters in primary underwritten offerings and cause the officers, directors and employees of the Issuers and their subsidiaries to supply all information reasonably requested by, and customarily supplied in connection with primary underwritten offerings to, any such representative, attorney or accountant in connection with such registration; provided, however, that any records, information or documents that are designated by the Issuers as confidential at the time of delivery of such records, information or documents shall be kept confidential by such persons, unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order (subject to the requirements of such order, and only after such person shall have given the Issuers prompt prior written notice of such requirement so that the Issuers, at their expense, may undertake appropriate action to prevent disclosure of such information or records) or (iii) disclosure of such records, information or documents, in the written opinion of counsel to such person, is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act).
     (p) In the case of any Shelf Registration, the Issuers, if requested by the majority of Holders of Securities covered thereby, shall (i) cause their counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders and the underwriters, if any, and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement covering matters customarily covered in opinions requested in underwritten offerings, (ii) cause their officers to execute and deliver such documents and certificates and updates thereof as may be reasonably requested by any underwriters of the applicable Securities, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Issuers made pursuant to, and to evidence compliance with any customary conditions contained in, an underwriting agreement and (iii) cause their independent public accountants to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72 (or any successor bulletins).
     (q) If a Registration Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Notes by Holders to the Issuers (or to such other person as directed by the Issuers) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Issuers shall mark, or cause to be marked, on the Notes so exchanged that such Notes are being canceled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, and in no event shall the Notes be marked as paid or otherwise satisfied.
     (r) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate (within the meaning of the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) thereof, as an underwriter, the Issuers shall use commercially reasonable efforts to assist such broker-dealer in complying with the requirements of such rules and by-laws, including, without limitation, the Conduct Rules of FINRA.
          SECTION 4. Registration Expenses. The Issuers shall jointly and severally pay or cause to be paid all fees and expenses incident to the performance of or compliance with this agreement by the Issuers including, without limitation, (i) all Commission and, if applicable, any FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or Blue Sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with Blue Sky qualification of any of the Securities), (iii) all expenses of any persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any prospectus, any amendments or supplements thereto, and all expenses of printing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this agreement, (iv) all rating agency fees, and (v) the fees and disbursements of counsel for the Issuers, and in the event of a Shelf Registration, the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in principal amount of the Securities covered thereby, and of the independent public accountants of the Issuers, including the expense of any special audits or “cold comfort” letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Securities by a Holder. Notwithstanding the foregoing, the Holders of the Exchange Notes being registered shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Exchange Notes and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly), other than the counsel and experts specifically referred to above.
          SECTION 5. Indemnification.
          (a) The Issuers jointly and severally agree to indemnify and hold harmless each Holder of the Securities, any Participating Broker-Dealer and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Holder or such Participating Broker-Dealer, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Holder or Participating Broker-Dealer furnished to the Issuers in writing by such Holder or Participating Broker-Dealer expressly for use therein.
          (b) Each Holder of the Securities, severally and not jointly, agrees to indemnify and hold harmless the Issuers, other selling Holders, directors of the Issuers, the officers of the Issuers and each person, if any, who controls the Issuers or any selling Holders, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers to such Holder, but only with reference to information relating to such Holder furnished to the Issuers in writing by such Holder expressly for use in a Registration Statement, any preliminary prospectus, prospectus or any amendments or supplements thereto.
          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonable fees and expenses shall be reimbursed as they are incurred. If an indemnified party includes (x) the Purchasers or such controlling persons of the Purchasers, such firm shall be designated in writing by Deutsche Bank Securities Inc. or (y) Holders of Securities (other than the Purchasers) or controlling persons of such Holders, such firm shall be designated in writing by Holders of a majority in aggregate principal amount of such Securities. In all other cases, such firm shall be designated by the Issuers. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and for which indemnity could have been sought hereunder.
          (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and any such Holder, Participating Broker-Dealer or other party on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Issuers and the total discounts and commissions received or realized by such Holder, Participating Broker-Dealer or other party in respect thereof, in each case as set forth in the Offering Memorandum, bear to the aggregate offering price of such Securities. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or by such Holder, Participating Broker-Dealer or other party and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders’ respective obligations to contribute pursuant to this Section 5 are several in proportion to the respective amount of Notes they have purchased, not joint.
          (e) The Issuers and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 5. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder of Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Securities were sold by such Holder pursuant to a Registration Statement exceeds the amount of any damages that such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          (f) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this agreement, (ii) any investigation made by or on behalf of any Holder or Participating Broker-Dealer or any person controlling such Holder or Participating Broker-Dealer or by or on behalf of the Issuers, their officers or directors or any person controlling the Issuers and (iii) the sale of the Securities. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
          SECTION 6. Additional Interest Under Certain Circumstances.
          (a) Additional interest (the “Additional Interest”) with respect to the Securities shall be assessed as follows if any of the following events occurs (each such event in clauses (i) through (iii) below a “Failure to Register”):
     (i) if (A) by the 330th day following the date hereof the Exchange Offer Registration Statement has not been declared effective by the Commission or (B) by the 240th day following the date on which the obligation to file a Shelf Registration

Statement under Section 2 is triggered, the Shelf Registration Exchange Offer has not been declared effective by the Commission;
     (ii) if by the 360th day following the date hereof the Registration Exchange Offer is not consummated; or
     (iii) if any Shelf Registration Statement required by Section 2 hereof is filed and declared effective, and during the period the Issuers are required to use their commercially reasonable efforts to cause the Shelf Registration Statement to remain effective, (x) the Issuers shall have suspended the Shelf Registration Statement pursuant to Section 2 hereof for more than 60 days in the aggregate in any consecutive twelve-month period and be continuing to suspend the availability of the Shelf Registration Statement or (y) the Shelf Registration Statement shall cease to be effective (other than by action of the Issuers pursuant to the last paragraph of Section 2 hereof) without being replaced within 90 days after such Shelf Registration Statement ceases to be effective by a shelf registration statement that is filed and declared effective.
          Additional Interest will accrue on the Notes, for the period from the occurrence of a Failure to Register (but only with respect to one Failure to Register at any particular time) until such time as all Failures to Register have been cured at a rate per annum equal to 0.25% during the first 90-day period following the occurrence of such Failure to Register, which rate shall increase by 0.25% during each subsequent 90-day period, up to a maximum of 0.50% regardless of the number of Failures to Register that shall have occurred and be continuing.
          (b) A Failure to Register referred to in Section 6(a)(iii) shall be deemed not to have occurred and be continuing in relation to a Registration Statement or the related prospectus if (i) such Failure to Register has occurred solely as a result of (x) the filing of a post-effective amendment to such Registration Statement to incorporate annual audited financial information with respect to the Issuers where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) the occurrence of other material events or developments with respect to the Issuers that would need to be described in such Registration Statement or the related prospectus and (ii) in the case of clause (y), the Issuers are proceeding promptly and in good faith to amend or supplement such Registration Statement and related prospectus to describe such events or, in the case of material developments that the Issuers determine in good faith must remain confidential for business reasons, the Issuers are proceeding promptly and in good faith to take such steps as are necessary so that such developments need no longer remain confidential.
          (c) Any amounts of Additional Interest due pursuant to Section 6(a)(i), (a)(ii) or (a)(iii) above will be payable in cash on the regular interest payment dates with respect to the Notes. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

          (d) “Transfer Restricted Notes” means each Security until (i) the date on which such Transfer Restricted Note has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Note in the Registration Exchange Offer, (ii) following the exchange by a broker-dealer in the Registration Exchange Offer of a Transfer Restricted Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Transfer Restricted Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Transfer Restricted Note is distributed to the public pursuant to Rule 144 under the Securities Act.
          SECTION 7. Rules 144 and 144A. The Issuers shall use their commercially reasonable efforts to file the reports required to be filed by them under the Securities Act and the Exchange Act in a timely manner and, if at any time the Issuers are not required to file such reports, they will, upon the reasonable request of any Holder of Transfer Restricted Notes, make publicly available other information so long as necessary to permit sales of Securities pursuant to Rules 144 and 144A. The Issuers covenant that they will take such further action as any Holder of Transfer Restricted Notes may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Notes without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Issuers will provide a copy of this agreement to prospective purchasers of Notes identified to the Issuers by the Purchasers upon request. Upon the reasonable request of any Holder of Transfer Restricted Notes, the Issuers shall deliver to such Holder a written statement as to whether they have complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Issuers to register any of their securities pursuant to the Exchange Act.
          SECTION 8. Underwritten Registrations. If any of the Transfer Restricted Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering (“Managing Underwriters”) will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Notes and any Additional Notes included in such offering; provided, however, that the Managing Underwriters shall be reasonably satisfactory to the Issuers.
          No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Notes on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.
          SECTION 9. Miscellaneous.
          (a) Amendments and Waivers. The provisions of this agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Issuers and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consent.
          (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:
     (1) if to a Holder of the Securities, at the most current address given by such Holder to the Issuers in accordance with the provisions of this Section 9(b), which address initially is, with respect to each Holder, the address of such Holder to which confirmation of the sale of the Notes to such Holder was first sent by the Purchasers, with a copy in like manner to you as follows:
Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Facsimile: (212) 250-7200
Attention: Corporate Finance
     with a copy to:
Cahill Gordon & Reindel llp
80 Pine Street
New York, New York 10005
Facsimile: (212) 269-5420
Attention: William B. Gannett, Esq.
                 Stuart G. Downing, Esq.
     (2) if to the Issuers, at the following address:
RSC Equipment Rental, Inc.
6929 E. Greenway
Scottsdale, Arizona 85254
Facsimile: (480) 905-3300
Attention: Director of Communications
- and -
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Facsimile: (212) 909-6836
Attention: Matthew E. Kaplan, Esq.
          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.
          (c) No Inconsistent Agreements. The Issuers have not, as of the date hereof, entered into, nor shall they, on or after the date hereof, enter into, any agreement with respect to their securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.
          (d) Successors and Assigns. This agreement shall be binding upon the Issuers and their respective successors and assigns.
          (e) Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Execution and delivery of this agreement by delivery of a facsimile or an electronically recorded copy (including a .pdf file) bearing a copy of the signature of a party shall constitute a valid and binding execution and delivery of this agreement by such party. Such copies shall constitute enforceable original documents.
          (f) Headings. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
          (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
          (h) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
          (i) Securities Held by the Issuers. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Issuers or their affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuers a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Purchasers and the Issuers in accordance with its terms.

Very truly yours, RSC EQUIPMENT RENTAL, INC.
By:	/s/ Kevin J. Groman
	Name:	Kevin J. Groman
	Title:	Senior Vice President, General Counsel and Corporate Secretary

RSC HOLDINGS III, LLC
By:	/s/ Kevin J. Groman
	Name:	Kevin J. Groman
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Accepted as of the date hereof:
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wells Fargo Securities, LLC
Barclays Capital Inc.
J.P. Morgan Securities LLC
Goldman, Sachs & Co.
SunTrust Robinson Humphrey, Inc.
Acting severally on behalf of
themselves and the several
Purchasers
By: Deutsche Bank Securities Inc.

By:	/s/ Stephanie L. Perry
	Name:	Stephanie Perry
	Title:	Managing Director

By:	/s/ Alexandra Barth
	Name:	Alexandra Barth
	Title:	Managing Director

ANNEX A
          Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 90 days after the Expiration Date (as defined herein), it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

ANNEX B
          Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

ANNEX C
PLAN OF DISTRIBUTION
          Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 90 days after the Expiration Date, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until      , 20[    ], all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.1
          The Issuers will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Registration Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Registration Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
          For a period of 90 days after the Expiration Date the Issuers will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuers have agreed to pay all expenses incident to the Registration Exchange Offer other than commissions or concessions of any brokers or dealers and transfer taxes.

[1]	In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Registration Exchange Offer prospectus.

ANNEX D
☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:
If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.